Exhibit 99.1

Vantage Energy Services, Inc. Announces Results of Special Meeting

HOUSTON, TX—(Marketwire - June 10, 2008) - Vantage Energy Services, Inc. (“Vantage”) (AMEX: VTG.U) (AMEX: VTG) (AMEX: VTG.WS) today announced that at the special meeting of Vantage’s stockholders held today, stockholders approved, among other matters, the acquisition of Offshore Group Investment Limited (“OGIL”) by Vantage. Over 75 percent of the outstanding shares of Vantage common stock were voted in favor of this transaction, and, of the shares voted, over 99.9 percent voted in favor of the transaction. Vantage’s acquisition of OGIL and other related transactions are expected to close on June 12, 2008.

Public & Investor Relations Contact:

Paul A. Bragg
Chairman & Chief Executive Officer
Vantage Energy Services, Inc.
777 Post Oak Blvd., Suite 610
Houston, Texas 77056
Tel: (281) 404-4700